EXHIBIT 10.20


                                 LOAN AGREEMENT


THIS AGREEMENT is executed this 22nd day of October, 1997, by and between Community First National Bank ("Bank"), and Taylor Investment Corporation of Wisconsin ("Borrower").

                                   BACKGROUND

1. Borrower has requested Bank to make various loans to Borrow up to an aggregate limit of $1,100,000.00.

2. Bank, subject to the terms and conditions contained in this Agreement and subject to the terms and conditions of the promissory notes and such other documents as Borrower shall execute (all of which may sometimes be referred to as the "Loan Documents" is willing to make these loans).

                                    AGREEMENT

In consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                               CONDITIONS TO LOAN

All loans as requested by Borrower shall be conditioned upon delivery of the following to Bank in form and substance satisfactory to Bank.

         1.1 Borrower's Promissory Notes payable to Bank's order on agreed upon terms.

         1.2 Where applicable, Uniform Commercial Code Financing Statements and Security Agreements wherein Borrower gives Bank a first security interest. If proceeds are claimed as security, Bank does not consent to the sale or other disposition of any collateral given as security.

         1.3 Where applicable, a real estate mortgage of the priority and covering the real property which secures the loan(s).

         1.4 Where applicable, assignment to the Bank of the life insurance policy which secures the loan(s).

         1.5 Where applicable, a guaranty signed by the appropriate guarantor(s).

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                                  ARTICLE II.
                                   WARRANTIES

Borrower represents and warrants to Bank that:

         2.1 None of the assets pledged or to be pledged as security to Bank are subject to any mortgage, pledge, other encumbrance or security interest except as may be described as follows:

                  Various mortgages of various dates.

                                  ARTICLE III.

Until such time as all liabilities of Borrower to Bank have been paid in full, unless Bank shall otherwise consent in writing, Borrower agrees that he will:

         3.1 Perform all acts requested by Bank to create, perfect and maintain in Bank's favor a valid first security held by or for Bank or a lesser lien if approved by Bank including, but not limited to, the execution of assignments or such other instruments as may be required to make Bank joint or sole payee for storage, deficiency or government payments and contract rights.

         3.2 Permit persons designated by Bank to inspect any or all records and property to verify the authenticity of furnished statements and actual physical condition of assess.

         3.3 Maintain in full force physical damage insurance on all property pledged as collateral to bank. Insurance required hereunder shall name Bank as payee in event of loss.

         3.4 Provide Bank with annual balance sheet, tax return, cash flow, and such other financial statements as may be required from time to time.

                                  ARTICLE IV.

Until all liabilities of Borrower to Bank are paid in full, unless Bank shall otherwise consent in writing, borrower agrees that he will not:

         4.1 Expend for fixed or capital assets, including land, machinery, and equipment at any time in an amount in excess of $ N/A.

         4.2 Incur any indebtedness to any other lending institution, finance company, or other lender during the life of this agreement, other than accounts payable to normal suppliers.


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                                   ARTICLE V.
                        EVENTS OF DEFAULT AND ENFORCEMENT

         5.1      If one or more of the following events occur:

                  (a) Borrower becomes insolvent or admits in writing inability to pay debts as they mature;

                  (b) Any bankruptcy, debt arrangement, receivership or other proceeding under any bankruptcy or state law, or any dissolution or liquidation proceeding is instituted by or against Borrower, and if instituted against Borrower is consented to or acquiesced to by Borrower or remains for 45 days undismissed; or

                  (c)      Default in the payment when due of any principal; or

                  (d) Default in the continuance thereof for 30 days in the payment of any interest when due; or

                  (e) Default in the performance or observance of any of the covenants and agreements herein set forth and the continuance of such default for 20 days after notice thereof to Borrower from Bank; or

                  (f) Any warranty or representation made by Borrower is untrue in any material aspect, or any statement, certificate or report furnished by or on behalf of Borrower to Bank is untrue in any material respect on the date as of which the facts set forth are stated or certified;

                  then, if any such event shall be continuing, Batik may declare all Event of Default hereunder.

         5.2 Whenever Bank declares an Event of Default hereunder, Bank's commitment to make any advances to Borrower shall immediately terminate and the outstanding balances of the loans, any accrued interest thereon, and all other liabilities of Borrower to Bank hereunder shall become immediately due and payable without demand or notice.

                                  ARTICLE VI.
                             REPAYMENT AND ADVANCES

         6.1 Borrower shall have the right to repay without penalty all or any part of the notes, provided that interest to date of prepayment also shall be made if payment in full is made.


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                                  ARTICLE VII.
                             PROVISIONS OF THE NOTES

The following provisions are applicable to both notes under this agreement:

         7.1 Adjustments in the variable interest (if applicable) will be made as specified in the note.

                                 ARTICLE VIII.
                               GENERAL PROVISIONS

         8.1 No delay on the part of Bank or the holder of the notes in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

         8.2 In the event of default, Bank reserves the exclusive option as to the order of foreclosure proceedings, which order may include but is not limited to realizing first against personal property and second against real property. No remedy selected by Bank shall be deemed exclusive.

         8.3 This Agreement is made under and shall be governed by the Laws of the State of Wisconsin.

         8.4 Bank reserves the right to assign all or any part of the loan and security to assignees of choice.

         8.5 This Agreement shall be binding upon Borrower and Bank and their respective successors and assigns, and shall inure to the benefit of Bank and its successors and assigns.

         8.6 The invalidation or unenforceability of any provision hereunder shall not invalidate or make inoperative this Agreement or any of the other provisions hereof.

         8.7 This Loan Agreement and the other documents executed herewith may be altered, amended or modified only by written agreement of the parties hereto.

         8.8 All of the liabilities and obligations contained within this Loan Agreement and in each of the Promissory Notes and other loan documents shall be joint and several as to the parties or individuals executing this loan agreement as Borrower.


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         8.9      Words and phrases in this Agreement and the loan documents shall be construed as in the singular or plural number, and as masculine or feminine, according to the contract.


                                               /s/ Philip C. Taylor
                                        ----------------------------------------
                                               (Borrower)

                                        By:    Philip C. Taylor
                                        Its:   President


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                         (On Community First Letterhead)



June 26, 2001


Maureen Herzog
Controller
Taylor Investment Corp.
43 Main Street S.E.
Suite 506
Minneapolis, MN  55414

Dear Maureen:

We are pleased to confirm that Community First National Bank has approved a new $2,000,000 aggregate borrowing arrangement with Taylor Investment Corp. We agree to finance the acquisition of real estate project under the following terms:

* A 1 year fixed rate note for each project with a rate equal to the Wall Street Prime on the closing date.
* A 1/2% loan origination fee. The loan fee for each note originated will be 0.50% of the note amount. Each loan will have a minimum $250 fee and a maximum $2,000 fee. The new fee agreement is made with the understanding that the company will provide Community First with at least $1MM in new qualified development loans in 2001. If we don't originate a minimum $1MM new loans or if $5,000 in origination fees is not reached, Taylor Investment Corp. agrees to reimburse Community First the difference between the actual fees collected in 2000 and $5,000 by 1/15/02.
* The loan amount shall be up to 80% of the appraised value or cost of the property whichever is less. We shall consider financing the cost of improvement for each project, but approval will be made on a case-by-case basis.
* Phil Taylor to personally guarantee up to $1,000,000 for all loans to Taylor Investment Corp.
* Each loan will have a lot release schedule in place equal to 140% of the cost of the parcel sold.

Your letter to me dated 12/13/00 had some requests for changes in the line amount, release price & initial LTV requirements. Our loan committee approved the increase to 80% LTV. Because we have a large exposure to other developers, the committee decided to keep the 2MM line amount in place. Also they decided to keep the 140% release agreement in place.

If you have any questions please call me at (715) 635-2161.

Sincerely,


Craig Hokanson
Senior Vice President